EXHIBIT 10.17
MULTI-STORY OFFICE BUILDING LEASE
     In consideration of the covenants and agreements contained herein, Lessor leases to Lessee, and Lessee leases from Lessor, the premises designated below together with any appurtenances, for the Term stated below.
As used in this Lease, the following terms shall have the meanings set forth below:

Date of this Lease:	November 28, 2005

Name and Address of Lessee:	HERITAGE CRYSTAL-CLEAN LLC
2175 Point Boulevard
Elgin, Illinois 60123

Name and Address of Lessor:	RP 2 Limited Partnership
C/o PanCor Management, LLC.
2250 Point Blvd., Suite 125
Elgin, Illinois 60123

Designation of Leased Premises:

The floor space in the building commonly known as 2175 Point Boulevard, Elgin, Illinois as shown on the print marked Exhibit “A” attached hereto and made a part hereof.

Permitted Uses:	Office and related use.

Term:	Ten (10) Years

First Day of Term:	July 1, 2006

Last Day of Term:	June 30, 2016

Lessee’s Percentage:	PHASE I: 16.64% (14,456/86,894)

PHASE II: 26.53% (23,052/86,894)

Security Deposit:	NONE

Base Monthly Rent:

Lease Year	Base Monthly Rent
July 1, 2006 – July31, 2006	$0.00	*
August 1, 2006 – June 30, 2007	$19,274.67	**
July 1, 2007 – December 31, 2007	$19,852.91	**
January 1, 2008 – June 30, 2008	$31,658.08	***
July 1, 2008 – June 30, 2009	$32,607.82	***
July 1, 2009 – June 30, 2010	$33,586.06	***
July 1, 2010 – June 30, 2011	$34,593.64	***
July 1, 2011 – June 30, 2012	$35,631.45	***
July 1, 2012 – June 30, 2013	$36,700.39	***
July 1, 2013 – June 30, 2014	$37,801.40	***
July 1, 2014 – June 30, 2015	$38,935.45	***
July 1, 2015 - June 30, 2016	$40,103.51	***

*	Abatement of Base Monthly Rent and Additional Rent

**	PHASE I Base Monthly Rent only

***	PHASE I and PHASE II Base Monthly Rent (assuming start date of January 1, 2008), and subject to start date adjustment pursuant to Paragraph 7 below).

1. MONTHLY RENT. Throughout the Term of this Lease, Lessee will pay Monthly Rent to Lessor for the Leased Premises. Monthly Rent shall consist of Base Monthly Rent as set forth on Page One of this Lease together with all additional rent (“Additional Rent”) required to be paid by Lessee to Lessor pursuant to Paragraph 6 below. Monthly Rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then Monthly Rent will be prorated by Lessor based on the actual number of calendar days in such month. Monthly Rent will be paid to Lessor, without written notice or demand, and without deduction or offset, in lawful money of the United States of America at Lessor’s Address as set forth on Page One of this Lease, or to such other address as Lessor may from time to time designate in writing. Lessee hereby acknowledges that late payment by Lessee of Monthly Rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of Monthly Rent or any other sums due from Lessee shall not be received by Lessor when due, and after application of any grace period, Lessee shall pay to Lessor a late charge equal to 3% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount or prevent Lessor from exercising any of the other rights and remedies granted hereunder. Any amount due to Lessor, if not paid when due, and after application of any grace period, shall bear interest from such date until paid at the rate of 10% per annum. Payment of interest shall not excuse or cure any default hereunder by Lessee. As used on the first page of this Lease and elsewhere herein, the term “Lease Year” shall mean a period of 365 consecutive days. The first Lease year shall commence on the first day of the Term of this Lease and succeeding Lease Years shall commence annually thereafter. The above notwithstanding, Lessee shall be entitled to one (1) late payment per calendar year without application of the 3% late charge. This one-time per calendar year waiver shall only apply to the 3% late charge for the month on which it is being waived and shall not, in any way, constitute a waiver of any rights under this Lease with respect to the 3% late charge or otherwise.
2. TAXES. Throughout the term of this Lease, Lessee will pay, as Additional Rent hereunder, the Lessee’s Percentage of the real estate taxes payable during the current calendar year with respect to the Building in which the Leased Premises are located, including the parcel of land on which such building is constructed and all other improvements thereto, (hereinafter the “Building”). Such real estate taxes shall be equitably prorated for the first and last years of the Lease Term. Such real estate taxes shall be paid on an estimated basis, monthly in advance in accordance with Paragraph 6 below. In the event Lessor successfully protests or otherwise receives a discount on the real estate taxes, Lessor will give Lessee its proportionate share of the refund in the form of an adjustment to its Additional Rent pursuant to Paragraph 6 below (after payment of any fees incurred in connection with such protest). Provided Lessee has paid all taxes to Lessor in accordance with this Paragraph 2, Lessee will not be responsible for any penalties due to Lessor’s late payment of taxes. The parties acknowledge that a good faith estimate for calendar year 2006 real estate taxes is $.l0 per rentable square.
3. INSURANCE: WAIVER OF SUBROGATION. Prior to the commencement of the Term hereof, and from time to time thereafter as required by Lessor, Lessee will provide Lessor with a certificate of insurance or other evidence of (a) comprehensive liability insurance coverage, relative to Lessee’s occupancy of the Leased Premises, with a combined single limit of $2,000,000, and (b) workmen’s compensation insurance (including employer’s liability insurance) in an amount not less than the statutory requirements for the State of Illinois for the workmen’s compensation insurance and $100,000 for the employer’s liability insurance. Lessee shall maintain such insurance in force throughout the Term of this Lease. Such insurance (other than worker’s compensation insurance) shall name Lessor and all beneficiaries, agents, and mortgagees of Lessor as additional insureds and shall include a specific waiver of subrogation. Lessor shall maintain a comprehensive insurance policy with respect to the Building including liability coverage, loss of rents, fire and other casualty insurance for the replacement cost of the Building and such other coverages as Lessor may reasonably require. Such policy shall be with a company and contain limits and coverage as are satisfactory to Lessor. Lessee shall pay Lessee’s Percentage of the premium on such policy during the Term of the Lease. Premiums will be equitably prorated for the first and last years of the Lease. If Lessee shall conduct any activity on the Leased Premises that result in a surcharge to Lessor’s fire insurance premium, then, Lessee shall reimburse Lessor for the entire amount of such surcharge. Lessee shall pay, as Additional Rent, Lessee’s Percentage of insurance premiums on an estimated basis, monthly in advance as provided for in Paragraph 6 below. Lessor and Lessee each hereby waive any and every claim for recovery from the other for any and all loss of or damage to their respective property which loss or damage is covered by valid and collectible insurance policies, but only to the extent of the insurance proceeds received in connection with such loss or damage under said insurance policies.
4. OPERATING AND COMMON AREA EXPENSES: LESSEE’S PERCENTAGE. Lessor will arrange for: operation and maintenance of the security and automatic fire monitoring system; snow removal from the parking lots that adjoin the Building; trash disposal; grass cutting and landscape maintenance of the adjacent landscaped areas; management of the Building; janitorial services (five days per week); parking lot seal coating and striping; HVAC operation and maintenance; utility charges; elevator inspection and maintenance: common area plant leasing; exterior window cleaning; replacing exterior and common area light bulbs; common area charges and other services necessary for the operation of the Building as reasonably determined by Lessor. The costs of such services are hereinafter referred to as the “Common Area Charges”. Lessee shall pay, as Additional Rent, Lessee’s Percentage of the Common Area Charges on an estimated basis, monthly, in advance as provided in Paragraph 6 below. Common Area Charges of the Building that vary with tenant occupancy will be fairly and reasonably apportioned by Lessor amongst and between those tenants occupying the Building at the time such Common Area Charges are incurred. The parties acknowledge that a good faith estimate for calendar year 2006 Common Area Charges is $4.30 per rentable square.
5. HVAC MAINTENANCE. Lessor will engage a reputable and experienced firm for the purpose of periodically inspecting and maintaining the heating ventilating, and air conditioning equipment located on the Building. Lessee shall reimburse Lessor, as Additional Rent, for Lessee’s Percentage of the cost of such maintenance and inspection on an estimated basis, monthly in advance as provided for in Paragraph 6 below.
6. ESTIMATED PAYMENTS. Commencing on August 1, 2006 (the first day of the Term on which Monthly Rent is due), and on the first day of each calendar month thereafter during the term of this Lease, Lessee shall pay Lessor all Additional Rent for:
a). Real estate taxes pursuant to Paragraph 2 above,

b). Insurance premiums pursuant to Paragraph 3 above,

c). Common Area Charges pursuant to Paragraph 4 above,

d). Heating, Ventilating and Air-conditioning maintenance pursuant to Paragraph 5 above,

e). Water and common utility use pursuant to Paragraph 14 below.
               On or before May 1st of each year during which the Lease is in force, Lessor shall provide Lessee with a statement of all Additional Rent charges during the preceding calendar year. If Lessee has made estimated payments of Additional Rent during such year in excess of the actual amount due, Lessor shall credit Lessee with any overpayment against the next Monthly Rent otherwise due. If the actual total Additional Rent due exceeds the estimated payments made by Lessee during the preceding year, Lessee shall pay such amount due as Additional Rent within 15 business days after notice from Lessor. In the event of an estimated payment during the last year of the Lease Term in excess of the actual amount due, Lessor shall pay Lessee any such overpayment within thirty (30) days after the date of the statement of all such charges for the preceding calendar year.
7. IMPROVEMENTS. Lessor, at Lessor’s own expense, will make certain improvements to the Leased Premises as are more fully set forth in certain drawings, copies of which have been attached hereto and made a part hereof as Exhibit “B” hereto (the “Improvements”). Lessor and Lessee agree that the Improvements shall be completed in two distinct phases, the first of which (“Phase I Improvements”) shall consist of 14,456 rentable square feet (plus or minus) as delineated on Exhibit “B”, and the second of which (“Phase II Improvements”) shall consist of the remaining 8,596 (plus or minus) as delineated on Exhibit “B”. The Phase II Improvements shall be of substantially similar quality and character as the Phase I Improvements. The Phase I Improvements shall be substantially complete on the First Day of the Term, as adjusted below. The Phase II Improvements shall be substantially complete on January 1, 2008 unless otherwise requested by Lessee. Should Lessee desire the Phase II Improvements prior to January 1, 2008, Lessee shall give Lessor at least 90 days advance written notice from the date in which substantial completion of the Phase II Improvements are desired. Upon receipt of such notice, Lessor shall commence work on the Phase II Improvements as set forth in this Paragraph 7 and this Lease. Subject to the “Force Majeure” provisions in Paragraph 31(g) hereof and the “Lessee Delay” provisions in Paragraph 32 hereof, the Phase I improvements and Phase II Improvements will be substantially completed in a good and workmanlike manner and in accordance with all applicable building codes prior to a date that is 60 days after the issuance of a building permit therefore. Lessor will apply for a building permit for the Phase I Improvements as soon as is reasonably possible after full execution of this Lease, and for the Phase II Improvements either (i) as soon as notified by Lessee or (ii) in a timely fashion to allow for substantial completion prior to January 1, 2008; and shall make all reasonable efforts to obtain such permits in a timely manner. If a building permit for the Phase I Improvements has not been issued within 45 days after the full execution of this Lease, then either party shall have the right to cancel this Lease by written notice received by the other party at any time prior to the issuance of such permit. The issuance of an occupancy permit for each phase shall be conclusive evidence of the substantial completion of the Phase I Improvements and Phase II Improvements accordingly. Lessee will have the right to inspect the Leased Premises prior to the First Day of the Term of this Lease, and prior to occupancy of the Leased Premises containing the Phase II Improvements, and to prepare and submit to Lessor a punch list of any incomplete work included therein. Lessor shall complete such work as is detailed on said punch list as soon as reasonably practicable after receipt of same. Lessee’s occupancy of each phase of the improvements within the Leased Premises shall be deemed a conclusive presumption that, except as to items listed on a punch list, all such improvements have been made in accordance with the terms of this Lease. If the Phase I Improvements have not been substantially completed prior to the date provided on Page One of this Lease as the First Day of the Term, and provided that such improvements have been completed within the time period provided for above, (60 after issuance of building permit) then the “First Day of the Term” and the “Last Day of the Term” shall both be extended for a period equal to the number of days between the original First Day of the Term as set forth on Page One of this Lease and the date of substantial completion of the Phase I Improvements. If the Phase II Improvements have not been substantially completed prior to the date provided above in this Paragraph 7, and provided that such improvements have been completed within the time period provided for above, (60 after issuance of building permit) then the first day in which Rent on the Phase II Leased Premises shall both be extended for a period equal to the number of days between the original first day as set forth above and the date of substantial completion of the Phase II Improvements.
8. SECURITY DEPOSIT. INTENTIONALLY DELETED.
9. USE. The Leased Premises shall be used for the uses set forth on Page One of this Lease and for no other purposes whatsoever. Lessee shall not do or permit to be done in or about the Leased Premises, anything which is prohibited by law, statute, ordinance or other governmental rule or regulation now in force or which may hereafter be enacted or which will in any way obstruct or interfere with the rights of other tenants in the Building. Lessee will not allow any signs, cards or placards to be posted, or placed within the Leased Premises such that they are visible outside of the Leased Premises except as specifically provided for in this Lease. In addition to the Leased Premises, Lessor also grants to Lessee the non-exclusive right to use the parking lot and other common areas of the Property for purposes related to the permitted use of the Leased Premises. The Building shall be accessible to Lessee at all times during the Term of this Lease. Lessor agrees to furnish Lessee, while occupying the Leased Premises, water at those points of supply provided for general use of tenants, heated and refrigerated air conditioning in season at such times as Lessor normally furnishes these services to all tenants of the Building, and at such temperatures and in such amounts as are in accordance with any applicable statutes, rules or regulations, and as are considered by Lessor to be standard. Such services at other times, and on Saturdays, Sundays and holidays, are to be optional on the part of Lessor (Lessor hereby reserving the right to charge Lessee for any such optional service requested by Lessee on such basis as Lessor, in its sole discretion, determines). Lessor also agrees to furnish Lessee janitorial service Monday through Friday for all common areas and for the Leased Premises and passenger elevator(s) for ingress and egress to the floor on which the lease premises are located, provided however, if more than one elevator services the Building, Lessor may reasonably limit the number of elevators to be in operation on Saturdays, Sundays and holidays. The failure, to any extent and for any cause, to furnish services shall not render Lessor liable in any respect for damages to any person, property or business, shall not be construed as an eviction of Lessee or work an abatement of Monthly Rent, and shall not relieve Lessee from fulfillment of any covenant or agreement hereof. Lessor shall use all reasonable diligence to restore such services as quickly as is possible under the circumstances. Notwithstanding anything to the contrary, in the case of an event described in this Paragraph which, due to the sole negligence of Lessor, continues for five (5) consecutive days, Lessee shall be entitled to an abatement of Base Monthly Rent from the date of such event until such event is cured. This abatement of Base Monthly Rent shall be offset by any business interruption or other insurance proceeds collected by Lessee as the result of such event.

10. CONDITION AND UPKEEP OF LEASED PREMISES. Lessee has examined and knows the condition of the Leased Premises other than the condition of any Improvements to be made by Lessor pursuant to this Lease, and Lessee acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or its agent, prior to, or at, execution of this Lease that are not herein expressed, Lessee will at all times during the Term of this Lease, and at Lessee’s expense, keep the Leased Premises including all appurtenances, in good repair, and in that regard shall replace all broken glass with glass of the same size and quality as that broken, repair malfunctioning plumbing and electrical fixtures, replace all burnt out light bulbs, replace all damaged plumbing fixtures with others of equal quality, and keep the Leased Premises, in a clean and healthful condition in compliance with all applicable laws, codes, ordinances, inspections or other direction of proper authorities. Upon termination of this Lease, in any way, Lessee will yield up the Leased Premises to Lessor in good condition and repair, loss by fire or casualty, and ordinary wear and tear excepted. The foregoing to the contrary notwithstanding, Lessor shall keep the structural components of the Building including, but not limited to the roof, foundation, underground and otherwise concealed plumbing and exterior walls, and the common areas in good repair at all times during the Term of this Lease, provided that Lessor shall have no obligation to make any such structural repairs until and unless Lessor has first received written notice for such repairs from Lessee. Lessor hereby represents and warrants that the Building and the Leased Premises are in full compliance with the Americans with Disabilities Act, and Lessor shall be responsible for all costs and expenses related to compliance therewith unless caused by Lessee.
11. SUBLEASE; ASSIGNMENT. Lessee will be allowed to sublet or assign the Leased Premises, in whole or in part, with the express, prior, written consent of Lessor. Lessor shall not unreasonably withhold or delay its consent to Lessee’s written request to sublease or assign the Leased Premises provided Lessee has provided detailed written information about the proposed subtenant or assignee and the proposed use of the Leased Premises in form and substance satisfactory to Lessor. Lessor’s refusal to consent to any proposed sublease or assignment shall not be deemed unreasonable if the proposed use of the Leased Premises will result in: i) increased wear and tear on the Leased Premises, the common facilities or adjacent parking; ii) parking requirements in excess of those provided for by applicable zoning ordinances or which would tend to deprive other tenants in the Building of their required parking; iii) public protests, or picketing; or iv) any adverse affect on other tenants is the Building or adjacent buildings. Upon Lessor’s receipt of a request from Lessee to sublet all of the Leased Premises or assign all interest in this Lease, Lessor may elect to terminate this Lease, in which case the last day of the Term of this Lease shall be the 30th day after Lessor notifies Lessee or Lessor’s election to terminate this Lease.
With respect to the Phase II Improvements as defined in Paragraph 7 above, should Lessee sublet all or any portion of the Phase II Improvements prior to their being built out in accordance with the standards of Exhibit “B”, then Lessor agrees to contribute, to Lessee’s sublease build out of the Phase II Improvements, an amount equal to the proportionate cost that Lessor would have incurred in the build out of the Phase II Improvements pursuant to Exhibit “B” (“Lessor Allowance Amount”). Any excess over and above the Lessor Allowance Amount will be the sole expense of Lessee. Should the sublease build out of Phase II Improvements be less than the Lessor Allowance Amount, then Lessee shall have the right to the difference as a rent credit to be applied on the first day of the month within ninety (90) days after the later of (i) acceptance and possession of the specific Phase II Improvements being subleased and (ii) Lessor’s completion of all punch list items.
12. MECHANIC’S LIENS. Lessee will not permit any mechanic’s lien or other liens to be placed upon the Leased Premises or the Building as a result of any materials or labor ordered by Lessee or any of Lessee’s agents, officers, or employees.
13. INDEMNITY FOR ACCIDENTS; NON-LIABILITY OF LESSOR. Lessee covenants and agrees that it will protect and save and keep Lessor forever harmless and indemnified against and from any penalty or damages or charges arising from the use or occupancy of the Leased Premises by Lessee or any person claiming under Lessee. Except in the case of its willful acts, willful omissions and gross negligence, Lessor shall not be liable for (and Monthly Rent shall not abate as a result of) any damage occasioned by failure to keep the Leased Premises, Building or Property in repair, nor for any damage done or occasioned by or from plumbing, gas, water, sprinkler, or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about the Leased Premises or the Building nor from any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trap door or otherwise, nor for any damages arising from acts, or neglect of co-tenants or other occupants of the Building or of any owners or occupants of adjacent or contiguous property. Further, Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft or any other criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, law of requisition or order of any governmental authority.
14. UTILITIES; ALTERNATIVE SERVICE PROVIDERS. A. Lessee shall contract directly with the public utilities furnishing utilities (such as electric and telephone) which are separately metered to the Leased Premises, and shall pay such utility providers directly and promptly when due. If any utility is not separately metered to the Leased Premises (such as water and sewer), the cost of such utility consumed on the Property, as reasonably determined by Landlord, shall be included within the Common Area Charges, of which Lessee shall pay Lessee’s Percentage. Lessee acknowledges that the water meter that meters the water to be used on the Leased Premises also meters water used by other tenants in the Building. Lessor represents and warrants that the tenants presently being served by such meter use water for domestic purposes only (i.e. washrooms and employee lunchrooms) and that during the Term of this Lease no additional tenants other than tenants who will use water for domestic purposes only will be connected to such meter. Lessor agrees that if any of the tenants who are connected to such meter shall at any future date commence to use material quantities of water in the Building for other than domestic purposes, Lessor will disconnect such tenant from said meter and install a separate meter for such tenant. Each monthly bill shall be prorated between the tenants whose water use is charged through a common meter on the basis of their relative Lessee’s Percentages. Notwithstanding the above, Lessee shall not utilize an alternative provider for a utility service other than the public utility servicing the Property unless Lessee shall first obtain the written consent of Lessor.
     B. Lessor has advised Lessee that presently COMMONWEALTH EDISON (“Electric Service Provider”) is the utility company selected by Lessor to provide electricity service for the Leased Premises. Notwithstanding the foregoing, if permitted by Law; Lessor shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”) or to contract directly for service from the Electric Service Provider. Lessee shall cooperate with Lessor, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary; shall allow Lessor, Electric Service Provider, and any Alternate Service Provider reasonable access to the Leased Premises’, Building’s and/or Leased Premises’ electric lines, feeders, risers, wiring, and any other machinery within the Leased Premises. Lessor shall in no way be liable or responsible for any loss, damage, or expense that Lessee may sustain or incur by reason of any change, failure, interruption, or defect in the supply or character of the electric energy furnished to the Leased Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Lessee’s requirements, and no such change, failure, defect, unavailability; or unsuitability shall constitute an actual or constructive eviction, in whole or in part:, or entitle Lessee to any abatement or diminution of rent, or relieve Lessee from any of its obligations under the Lease. Notwithstanding anything to the contrary, in the case of an event described in this Paragraph which, due to the sole negligence of Lessor, continues for five (5) consecutive business days, Lessee shall be entitled to an abatement of Base Monthly Rent from the date of such event until such event is cured. This abatement of Base Monthly Rent shall be offset by any business interruption or other insurance proceeds collected by Lessee as the result of such event.
15. ACCESS TO LEASED PREMISES. Lessee will allow Lessor free access to the Leased Premises for the purpose of examining or exhibiting the same, or to make any needed repairs, or alterations thereof. Lessor shall endeavor to exercise its rights of access to the Leased Premises with the least possible interruption of or disturbance to the operation of Lessee’s business. In all cases, except for emergency, Lessor shall give reasonable notice of such access.
16. HOLDING OVER. Lessee will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Lessor, and failing to do so, will pay as liquidated damages for the whole time such possession is withheld, the sum of 150% of the Monthly Rent otherwise due per day for each day of possession by Lessee after expiration of the Lease plus all direct or consequential damages. The provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry nor shall the receipt of hold over Monthly Rent or any part thereof operate as a waiver of the right to forfeit this Lease and the term hereof for the period still unexpired, for a breach of any of the covenants herein.

17. NO RENT DEDUCTION OR SET OFF. Lessee’s covenant to pay Monthly Rent is and shall be independent of each and every other covenant of this Lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for Monthly Rent in any action. No payment by Lessee or receipt by Lessor of a lesser amount than the Monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Monthly Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Monthly Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such Monthly Rent or pursue any remedy provided in this Lease or at law.
18. LITIGATION. In the unlikely event of any litigation between the parties hereto involving the terms of this lease or the breach or enforcement hereof, the prevailing party shall be entitled to recover all of its reasonable legal fees and other costs and expenses incurred in connection therewith.
19. UNTENANTABILITY.
(a) A “Total Loss” shall be deemed to have occurred if (i) the Building is so damaged by fire or other casualty that the estimated cost to repair same amounts to 50% or more of the total estimated construction cost of the entire Building or (ii) the Building is so damaged by fire or other casualty that Lessor, in its sole discretion, decides to demolish and not to immediately rebuild same, or (iii) the Leased Premises or Building is damaged by fire or other casualty during the last 12 months of the Term hereof. Any other casualty loss not amounting to a Total Loss shall be deemed a Partial Loss.
(b) In the event of a Total Loss, Lessor may terminate this Lease by written notice to Lessee within one hundred twenty (120) days after the date of such fire or other casualty. Monthly Rent shall be apportioned on a per diem basis and paid to the date of such fire or other casualty. Alternatively, if Lessor decides to rebuild and restore the Property following a Total Loss, this Lease shall not terminate and Lessor shall repair and restore the Leased Premises at Lessor’s expense and with due diligence, subject, however, to (i) reasonable delays for insurance adjustments and (ii) delays caused by forces reasonably beyond Lessor’s control. Monthly Rent shall abate on a per diem basis during the period of construction and repair. Lessee shall permit Lessor and its contractors to have free access to the Leased Premises to perform such work.
(c) In the event of a Partial Loss, Lessor shall be required to proceed with all due diligence to repair and restore the Leased Premises, subject, however, to (i) reasonable delays for insurance adjustments, and (ii) delays caused by forces reasonably beyond Lessor’s control. Monthly Rent shall abate in proportion to the non-usability of the Leased Premises during the period while repairs are in progress. Lessee shall permit Lessor and its contractors to have free access to the Leased Premises to perform such work. Lessor shall endeavor to exercise its rights hereunder with the least possible interruption of or disturbance to the operation of Lessee’s business.
(d) Should Lessor fail to repair or otherwise restore the Property or Leased Premises as required or otherwise elected herein, the Lessee’s sole and exclusive remedy shall be to terminate this Lease.
(e) Notwithstanding anything to the contrary, in the event that the estimated or actual completion date for Lessor’s construction or repair is more than one hundred twenty (120) days from the date of such damage or other casualty, then Lessee shall have the right to terminate by the giving of written notice to Lessor, and Lessee’s obligation to pay Base Monthly Rent hereunder shall cease as of the date of such casualty.
20. SUBORDINATION: ESTOPPEL LETTERS. This Lease is expressly subordinate to any current or future mortgage or mortgages placed on the Property together with all other documents requested by Lessor’s mortgagee in connection with, any such mortgage. Within 10 business days after notice by Lessor, Lessee shall execute a confirmation of the subordination of this Lease to any current or future mortgage or mortgages placed on the Property by Lessor and other documents in customary form requested by Lessor’s mortgagee including but not limited to:

a).	agreements to give notice of Lessor’s defaults to such mortgagee;

b).	agreements not to pay rent more than 30 days in advance;

c).	confirmation of the terms and status of this Lease;

d).	agreements to attorn to any party acquiring rightful possession of the Leased Premises; and,

e).	similar or related representations or undertakings customarily required by mortgage lenders from tenants provided such representations and undertakings do not materially modify the terms of the Lease.
provided, however that Lessee shall receive a “Non-disturbance Agreement” from such mortgagee in customary form assuring Lessee that as long as Lessee is not in default under this Lease, Lessee’s rights hereunder shall not be impaired by such mortgagee.
Lessee agrees that from time to time, it will deliver to Lessor or its designee within 10 business days of the date of Lessor’s request, a statement, in writing, certifying (i) that this Lease is unmodified and in full force and effect, if this is so, (or if there have been modifications that the Lease, as modified, in full force and effect); (ii) the dates to which rent and other charges have been paid, (iii) that Lessor is not in default under any provisions of this Lease or, if in default, the nature thereof in detail; and (iv) such other true statements as Lessor may require.
21. SIGNS. Lessee, at Lessee’s own and sole expense, may place a sign on the door at the main entrance to the Leased Premises identifying Lessee provided, however that Lessee shall have first obtained the prior written approval of the plans for such sign from Lessor and the design and location of such sign shall be strictly in accordance with the approved plans. Such sign shall comply with all applicable laws and ordinances. Lessor shall not unreasonably withhold its approval of the plans for such sign, provided however, that Lessor may specify that the design and location of such sign be similar to, or consistent with, the design and location of other identifying signs to be erected by other tenants in the Building. Upon termination of this Lease, Lessee shall remove such sign and restore the Leased Premises to their original condition ordinary wear and tear excepted.
In addition, Lessee, at Lessee’s own and sole expense, shall have the exclusive right to place signage identifying Lessee on the exterior of the Building provided, however, that Lessee shall have first obtained the prior written approval of the plans for such sign from Lessor and the design and location of such sign shall be strictly in accordance with the approved plans. Such sign shall comply with all applicable laws and ordinances. Lessor shall not unreasonably withhold its approval of the plans for such sign, provided however, that Lessor may specify that the design and location of such sign be similar to, or consistent with, the design and location of other identifying signs to be erected by other tenants in Randall Point Executive Center. Lester shall be solely responsible for the maintenance and upkeep of such exterior signage and, upon termination of this Lease, Lessee shall remove such sign and restore the Building to its original condition, ordinary wear and tear excepted.
22. ALTERATIONS. Lessee shall not at any time during the Term of his Lease make any alterations, additions or improvements to the Leased Premises without the express, written, prior consent of Lessor.
23. EVENTS OF DEFAULT BY LESSEE: LESSOR’S REMEDIES.
(a) Each of the following shall constitute an “Event of Default” by Lessee hereunder (i) the failure to make any payment of Monthly Rent or any installment thereof or to pay any other sum required to be paid by Lessee under this Lease or under the terms of any other agreement between Lessor and Lessee and the continuance of such failure for more than 5 business days following written notice from Lessor to Lessee; (ii) the failure to observe or perform any of the other covenants or conditions in this Lease which Lessee is required to observe and perform and which Lessee has not corrected within twenty (20) days after written notice thereof to Lessee; provided, however, that if said failure involves the creation of a condition which, in Lessor’s reasonable judgment, is dangerous or hazardous, Lessee shall be required to cure same within 24 hours following written notice to Lessee; and further provided, however, that Lessee shall be granted a reasonable time to correct a breach under this subparagraph (ii) only if (l) such breach is not dangerous or hazardous, (2) such breach requires more than twenty (20) days to correct, and (3) Lessee diligently commences, pursues and remedies the breach within a reasonable time; (iii) the use or occupancy of the Leased Premises for any purpose other than the Permitted Use without Lessor’s prior written consent or the conduct of any activity in the Leased Premises which constitutes a violation of law; (iv) if the interest of Lessee or any part thereof under this Lease shall be levied on under execution or other legal process and said interest shall not have been cleared by said levy or execution within fifteen (15) days from the date thereof; (v) if any voluntary or involuntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by or against

Lessee or if a receiver shall be appointed for Lessee or any of the property of Lessee; (vi) if Lessee shall make an assignment for the benefit of creditors or if Lessee shall admit in writing its inability to meet Lessee’s debts as they mature and fail to pay Base Monthly Rent or any other monetary obligation when due or if a grace period is applicable prior to the expiration of the grace period, (vii) if Lessee shall abandon the Leased Premises during the Term; or (viii) if Lessee shall fall to execute and deliver an estoppel certificate or subordination agreement as required hereunder.
(b) Upon the occurrence of an Event of Default by Lessee, Lessor may, at its option, with or without notice or demand of any kind to Lessee or any other person, exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law, in equity or elsewhere herein, and such rights and remedies shall be cumulative and none shall exclude any other right allowed by law:
(i) Lessor may terminate this Lease, repossess and re-let the Leased Premises, in which case Lessor shall be entitled to recover as damages (in addition to any other sums or damages for which Lessee may be liable to Lessor) a lump sum equal to the present value of the excess Monthly Rent remaining to be paid by Lessee for the balance of the Term of the Lease over the fair market rental value of the Leased Premises, after deduction of all anticipated expenses of reletting. For the purpose of determining present value, Lessor and Lessee agree that the interest rate shall be the rate applicable to the then-current yield on obligations of the U.S. Treasury having a maturity date on or about the Termination Date. Should the fair market rental value of the Leased Premises for the balance of the Term (after deduction of all anticipated expenses of reletting) exceed the value of the Monthly Rent to be paid by Lessee for the balance of the Term, Lessor shall have no obligation to pay to or otherwise credit Lessee for any such excess amount;
(ii) Lessor may, without terminating the Lease, terminate Lessee’s right of possession and repossess the Leased Premises (by forcible entry and detainer suit peaceful possession, or otherwise) with due process; in which event Lessor shall make all reasonable attempts to mitigate its damages under Illinois law by reletting same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting, Lessor is authorized to decorate, repair, remodel or alter the Leased Premises. Lessee shall pay to Lessor as damages a sum equal to all Monthly Rent under this Lease for the balance of the Term unless and until the Leased Premises are relet. If the Leased Premises are relet, Lessee shall be responsible for payment upon demand to Lessor of any deficiency between the Monthly Rent as relet and the Monthly Rent for the balance of this Lease, all costs and expenses of reletting, and all reasonable decoration, repairs, remodeling, alterations, additions and collection of the rent accruing there from. Lessee shall not be entitled to any rents received by Lessor in excess of the rent provided for in this Lease. No re-entry or taking possession of the Lease Premises by Lessor shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any breach, and in addition to the other remedies it may have may recover from Lessee all damages incurred by reason of such breach, including the costs of recovery of the Leased Premises, and including the excess value at time of such termination, if any, of Monthly Rent reserved under this Lease for the remainder of the Term over the reasonable rental value of the Leased Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Lessee to Lessor. In the event Lessor repossesses the Leased Premises as provided above, Lessor may remove all persons and property from the Leased Premises and store any such property at the cost of Lessee, without liability or damage; and
(iii) Lessor may, but shall not be obligated so to do, and without waiving or releasing Lessee from any obligations of Lessee hereunder, make any payment or perform such other act on Lessee’s part to be made or performed as provided in this Lease. All sums so paid by Lessor and all necessary incidental costs shall be payable to Lessor as Additional Rent on demand and Lessee covenants to pay such sums.
(c) Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Paragraph 23 from time to time and that no suit or recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Lessor. Lessee shall promptly pay upon notice, as Additional Rent, all of Lessor’s reasonable costs, charges and expenses (including the reasonable fees and out-of-pocket expenses of legal counsel, agents and others retained by Lessor) incurred in successfully enforcing Lessee’s obligations hereunder or incurred by Lessor in any litigation, negotiation or transaction in which Lessee causes Lessor, without Lessor’s fault, to become involved or concerned.
(d) No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver by either party shall be valid unless in writing and shall not affect any provision other than the one specified in such written waiver and that provision only for the time and in the manner specifically stated in the waiver. No receipt of monies by Lessor from Lessee after the termination of this Lease shall in any way alter the length of the Term or Lessee’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Lessee prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Leased Premises, Lessor may receive and collect any Monthly Rent due, and the payment of Monthly Rent shall not waive or affect said notice, suit or judgment.
24. NOTICES. All notices permitted or required hereunder shall be (i) delivered personally, (ii) sent by US. Certified Mail, postage prepaid, with return receipt requested, or (iv) by nationally recognized overnight courier, and sent to the respective parties at the addresses shown on Page One of this Lease, if mailed, such notice shall be considered received by the addressee on the third day after date of posting into the United States mail, if sent by courier, such notice shall be considered received by the addressee on the first business day after deposit with the courier.
25. EMINENT DOMAIN. If during the term, the whole of the leased premises or building or any part thereof so substantial as, in Lessor’s sole judgment, to render the remainder of same impractical for the operation of Lessor’s rental activities on the Property, shall be taken by any governmental or other authority having powers of eminent domain (or conveyed to such entity under threat of the exercise of such power), this Lease shall terminate on the date of the taking (or conveyance), and rent shall be apportioned to the dare thereof. Lessee shall have no right to any apportionment of or any share in any condemnation award or judgment for damages made for the taking or conveyance of any part of the Leased Premises or the Building. Notwithstanding the provisions of this Section 25, Lessee shall have the right, at its sole cost and expense, to assert a claim in any condemnation proceeding for its personal property, its improvements, the loss of value of its leasehold estate, and any other claims it may have. Lessee shall be entitled to and shall receive any such award or payment made as the result of its claim.
26. QUIET ENJOYMENT. Providing that Lessee shall have complied with all of its covenants under this Lease and shall not otherwise be in default hereunder, Lessee shall have the right to lawfully, peaceably and quietly occupy the Leased Premises during the Term of this Lease without hindrance or eviction by any persons lawfully claiming under Lessor to have title to the Leased Premises, superior to the Lease.
27. RULES AND REGULATIONS. Lessor shall have the right to publish reasonable rules and regulations for use of the common areas within the Building and the adjacent driveways, landscaped areas and parking lots. Such rules and regulations shall be published by Lessor in written form, delivered to Lessee, enforced in a nondiscriminatory mariner, and shall be uniform for all tenants occupying the Building.
28. ENVIRONMENTAL RESTRICTIONS.
(a) The term “Environmental Laws” shall mean federal, state and local laws, statutes, regulations, ordinances or the like which regulate, govern or in any way deal with the storage, generation, release, clean-up, use or abatement of substances or wastes for the protection of health, safety and/or the environment. Also, “Hazardous Substances” shall mean those toxic, hazardous or other substances or wastes, the generation, storage, discharge, and/or disposal of which are regulated and/or controlled by any Environmental Law.
(b) Lessee shall not (i) generate, utilize, store or dispose of on the Leased Premises or Property any Hazardous Substances or (ii) suffer or permit to occur any violation of Environmental Laws on or with respect to the Leased Premises or Property. Lessee shall forever indemnify, defend and hold harmless Lessor and its partners, officers, directors, employees, agents, successors, grantees, assigns and mortgagees (collectively the “Lessor Group”) from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action and losses of any and every kind and nature, including, without limitation, diminution in value of the

Property, damages for the loss or restriction on use of the rentable or usable space or of any amenity, damages arising from any adverse impact on leasing space on the Property, and sums paid in settlement of claims and for attorneys’ fees, consultant fees and expert fees that may arise during or after the Term or any extension of the Term as a result of any breach by Lessee of the covenants contained in this Paragraph 28. For purposes of the foregoing, the term “costs” includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision, or as a result of any public or private enforcement action because of the presence of Hazardous Substances on or about the Property or because of the presence of Hazardous Substances anywhere else that came or otherwise emanated from the Property or the Leased Premises, or the existence of any other violation of Environmental Law. This covenant of indemnity shall survive the termination of this Lease.
29. FINANCIAL STATEMENTS. From time to time, but not more often than once each calendar year and on written request from Lessor, Lessee shall furnish Lessor with copies of any financial statements that are available to Lessee showing Lessee’s current financial condition and the results of the previous year’s operations. Lessor shall keep such statements in confidence and shall show same only to the mortgagee or a prospective mortgagee of the building in which the Leased Premises are located provided said mortgagee or prospective mortgagee shall also keep such statements in confidence.
30. BROKERS. Lessor utilized the services of CB Richard Ellis (the “Listing Broker”) in connection with this Lease. Lessee represents to Lessor that Lessee did not involve any broker in procuring this Lease. Lessor shall pay the commission due (i) the Listing Broker per a separate agreement. Lessee hereby agrees to forever indemnify, defend and hold Lessor harmless from and against any commissions, liability, loss, cost, damage or expense (including reasonable attorneys’ fees) that may be asserted against or incurred by Lessor as a result of any misrepresentation by Lessee hereunder.
31. MISCELLANEOUS.
(a) Time is of the essence of this Lease and each of its provisions.
(b) This Lease and all covenants and agreements herein contained shall be binding upon, apply, and inure to the respective heirs, executors, successors, administrators, and assigns of all parties to this Lease: provided, however, that this Lease shall not inure to the benefit of any assignee, heir, administrator, devisee, legal representative, successor, transferee or successor of Lessee except upon the prior written consent of Lessor.
(c) This Lease contains the entire agreement of the parties, all other and prior representations, negotiations and agreements having been merged herein and extinguished hereby. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party hereto unless in writing signed by both parties.
(d) The captions of sections and subsections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections or subsections.
(e) Interpretation of this Lease shall be governed by the laws of the State of Illinois. In any action or proceeding between the parties arising out of or in connection with this Lease, or the breach or enforcement hereof, venue shall properly lie in the Sixteenth Judicial Circuit Court of Kane County, Illinois (or if federal jurisdiction is invoked, in the United States District Court for the Northern District of Illinois, Eastern Division, in Chicago, Illinois), and the parties hereby waive any objection to such venue.
(f) This Lease is and shall be deemed and construed to be the joint and collective work product of Lessor and Lessee and, as such, this Lease shall not be construed against either party, as the otherwise purported drafter of same, by any court of competent jurisdiction in order to resolve any inconsistency, ambiguity, vagueness or conflict, if any, in the terms or provisions contained herein.
(g) In the event that either party thereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war or other reason of a like nature not at the fault of the party delayed in performing work or doing as required under the terms of this Lease, than performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Subparagraph shall not operate to excuse Lessee from the prompt payment of rent or any other payments required under the terms of this Lease.
(h) Wherever in this Lease the consent or approval of one party is required, such consent will not be unreasonably withheld or delayed.
32. CHANGES TO IMPROVEMENTS: LESSEE DELAY.
(a) No changes (“TI Changes”) shall be made to the Improvements unless same are set forth in a written change order executed by Lessor and Lessee which specifies (i) the nature of the TI Changes, (ii) the cost or credit to Lessee as a result of such TI Changes, and (iii) whether such TI Changes will constitute a Lessee Delay under Paragraph 32 (b) below.
(b) Upon the occurrence of a Lessee Delay (as hereinafter defined) then (A) Lessee’s obligation to pay Monthly Rent (but not to occupy the Leased Premises) shall begin as of the Original Completion Date, (B) Lessee shall pay to Lessor all costs and expenses reasonably incurred by Lessor as a result of such Lessee Delay including, without limitation, any costs and expenses attributable to increases in the cost of labor or materials, and (C) Lessee’s right of occupancy shall not arise until substantial completion of the Improvements. As used herein the term “Lessee Delay” shall mean the occurrence of any one or more of the following which directly contribute to the inability of Lessor (without the use of overtime, labor or heroic measures) to substantially complete the Improvements within the time period set forth in Paragraph 7 (the “Original Completion Deadline”): (i) Lessee is Delinquent (as hereafter defined) in furnishing, approving or authorizing any plans for the Improvements, including, without limitation, architectural drawings and finished/color selections, specifically including the space plan for the Phase II Improvements; (ii) Lessee is Delinquent in submitting to Lessor, when requested, any information, authorization or approvals in compliance with the intended Improvements set forth on Exhibit “B” including, without limitation, any information required by Lessor to prepare plans for same; (iii) TI Changes requested by Lessee; (iv) Lessee’s request to itself (or through its own contractors or subcontractors) to perform any work or improvements within the Leased Premises prior to the date it may occupy the Leased Premises; (v) Lessee’s request for, or selection of materials, components, finishes or improvements other than those which are normally used by Lessor or which are otherwise readily available to Lessor within a commercially reasonable time frame given the Original Completion Deadline; (vi) Lessee’s failure to pay, when due, any amounts required to be paid by Lessee hereunder; (vii) Lessee’s failure to comply with all federal, state or local laws, regulations, codes or ordinances; (viii) Lessee’s request for additional bidding or re-bidding of the cost of all or any portion of the work related to the Improvements; (ix) any postponements or delays requested by Lessee and agreed to by Lessor regarding the completion of the Improvements: (x) any error in the plans for the Improvements caused or related to any act or omission by Lessee or its employees or agents; or (xi) any other act or omission of the Lessee, its employees or agents. For purposes of this Paragraph 32(b), all actions required, or information/decisions requested of Lessee shall be deemed “Delinquent” if not taken and communicated to Lessor (A) by the time specified in Lessor’s critical path schedule or (B) within three business days following written request to from Lessor to Lessee for such action or decision.
33. PARKING. Lessee shall be entitled to the non-exclusive use, on a first come-first serve basis, of four (4) parking spaces per 1000 rentable square feet of leased space for its use and for use by its invitees. Lessee shall also be entitled to four (4) reserved spaces, at no cost to Lessee, upon substantial completion of the Phase I Improvements, and an additional two (2) reserved spaces, at no cost to Lessee, upon substantial completion of the Phase II Improvements. Lessee’s reserved spaces shall be in a location reasonably designated by Lessor and reasonably agreed to by Lessee.
34. SUBSTITUTION OF LEASED PREMISES. INTENTIONALLY DELETED.

35. BUILDING HVAC HOURS OF OPERATION. Building HVAC Hours of Operation will be:

Monday through Friday	8:00 am. – 6:00 p.m.

Saturday	8:00 a.m. – 1:00 p.m.

Sunday/Legal Holidays	none
No additional after hours HVAC charges will be charged for the aforementioned Building HVAC Hours of Operation. Building HVAC system is designed to fall to setback temperatures after established building hours of operation. Lessee shall have the ability to override system to provide after hours HVAC. Lessee shall be charged at an hourly rate of $2.50**/zone per hour for its use of HVAC system after the aforementioned Building HVAC Hours of Operation. **Subject to revision based on rate changes from utility provider.
36. PRIOR ACCESS. Subject to the terms of this Paragraph, Lessee shall have the right to access the Leased Premises on or before ceiling grid installation and prior to ceiling tile installation for purpose of installing telephone and data lines and equipment. Such right to access shall be scheduled with Lessor so as not to cause a Lessee Delay, and shall not interfere with Lessor’s completion of the Tenant Improvements. Lessor shall assume no responsibility for the quality or completion of Lessee’s work under this Paragraph, and shall not be responsible for equipment or supplies left or stored on the Leased Premises by Lessee or Lessee’s contractors.
37. CERTAIN RIGHTS RESERVED TO LESSOR. Lessor reserves the following tights, each of which Lessor may exercise without notice to Lessee and without liability to Lessee, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Lessee’s use or possession of the Leased Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Leased Premises upon thirty (30) days notice to Lessee; (b) subject to Paragraph 21 of this Lease, to install, affix and maintain any and all signs on the exterior or interior of the Building in a reasonable fashion attempting the least possible interruption of or disturbance to the operation of Lessee’s business; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building or the Common Arena, and for such purposes to enter upon the Leased Premises, temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of Common Areas in a reasonable fashion attempting the least possible interruption of or disturbance to the operation of Lessee’s business, and Lessee agrees to pay Lessor for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Lessee’s request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Leased Premises at reasonable times and, if vacated or abandoned, to prepare the Leased Premises for reoccupancy; (g) to install, use and maintain in and through the Leased Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Lessees use of the Leased Premises; (h) to take any other action which Lessor deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building, in a reasonable fashion attempting the least possible interruption of or disturbance to the operation of Lessee’s business; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be located in the Leased Premises or moved in, about or out of the Building or Leased Premises only at such times and in such manner as Lessor shall direct, at Lessees sole risk and responsibility.
38. OPTION(S) TO RENEW. So long as (i) this Lease has not been sooner terminated and (ii) Lessee is not then in default hereunder, Lessee shall have the right, excisable by written notice to Lessor given not less than 180 days prior to the expiration of the then-current term hereof, to renew the term of this Lease for one term (“Renewal Term”) of five (5) years, to begin immediately upon the expiration of the Initial Term. During each Renewal Term, all of the terms and provisions of this Lease shall remain in full force and effect, and Base Monthly Rent shall increase as the rate of three (3%) percent per Lease Year.

39. LESSEE’S OPTION TO TERMINATE. Upon not less than 365 days prior written notice given by Lessee to Lessor (“Optional Termination Notice”), Lessee may cancel and terminate this Lease at the end of the ninetieth (90th) month of the term; provided, however that (i) Lessee shall not be in default hereunder and, (ii) Lessee shall simultaneously with the giving of such Option Termination Notice, pay to Lessor the sum equal to all unamortized Phase I Improvement costs, Phase II Improvement Costs, and brokerage commissions as of the effective date of such termination (“Cancellation Costs”). Such Cancellation Costs will be calculated within sixty (60) days after substantial completion of the Phase II Improvements, or three (3) business days after written request by Lessee (whichever date is later). In calculating the Cancellation Costs, Lessor shall use a one hundred twenty (120) month amortization schedule, containing equal monthly payments of principal and interest, and a seven percent (7%) interest rate. The schedule of Cancellation Costs shall be incorporated by written modification to this Lease.
40. RIGHT OF FIRST OFFER. In the event that Lessor shall determine to make available for lease to any third party any additional space within the Building which is on the same floor as, and adjacent to the Leased Premises described herein (“Adjacent Space”) then Lessor shall first notify Lessee of the availability of such Adjacent Space and the terms which Lessor requires for the lease of same. Thereafter, Lessee shall have the tight, exercisable only within 5 business days following receipt of such Adjacent Space Notice, in which to notify Lessor that Lessee wishes to lease the Adjacent Space on the terms contained in said Adjacent Space Notice (“Notice of Interest”). If Lessee does not give such Notice of Interest within the time required, or, alternatively, if Lessee does give such Notice of Interest but the parties do not enter into a binding lease for the Adjacent Space within 7 days following the giving of such Notice of Interest by Lessee, then in either event Lessee shall have no right or interest in the Adjacent Space and Lessor shall be free to lease same to any other party on any terms whatsoever which Lessor deems advisable or acceptable (including terms which are different than those contained in the original Adjacent Space Notice). Notwithstanding the foregoing, Lessee shall have none of the rights described in this Paragraph in the event that (x) Lessee is then in default hereunder or (y) Lessee has received s notice of default from Lessor within the previous 12 months.
IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the dale of Lease stated above.

Lessee: Heritage Crystal-Clean LLC		Lessor: RP2 Limited Partnership

By:	[Signed]	By:	Randall Point II, LLC

Its General Partner

Date:	11/24/05	By:	[Signed]

Member, Management Committee

PANCOR

"HERITAGE" SPACE
EXPANSION SPACE

SPACE PLAN #2-R1 ~ 14,456 RSF

NOTE: HCC + HCC EXPANSION= 23,052 RSF
TOTAL OFFICE/CUBICLES= 97

EXHIBIT "A"

LESSEE ____________________

LESSOR ____________________

SILVA ARCHITECTS

PROPOSED TENANT IMPROVEMENTS FOR:

HERITAGE-CRYSTAL CLEAN, LLC

2175 POINT BOULEVARD - SUITE 300 - ELGIN, IL 60123

DRAWN BY: JWD

DATE: 10-14-05

SP2-R1

PANCOR
AVAILABLE
6,600 RSF
HCC EXPANSION
8,596 RSF

SPACE PLAN #2-R1 ~ 14,456 RSF

NOTE: HCC + HCC EXPANSION= 23,052 RSF
TOTAL OFFICE/CUBICLES= 97

SPACE PLAN #2-R1 NOTES

EXHIBIT "B"

LESSEE

LESSOR

SILVA ARCHITECTS

ARCHITECTURE PLANNING INTERIORS

PROPOSED TENANT IMPROVEMENTS FOR:

HERITAGE-CRYSTAL CLEAN, LLC

2175 POINT BOULEVARD – SUITE 300 – ELGIN, IL 60123

REVISIONS

DRAWN BY

JWD

DATE

10-14-05

JOB NUMBER

SHEET TITLE

SHEET NUMBER

SP2-R1

2175 POINT BLVD
NEW CONSTRUCTION SPECIFICATIONS
EXHIBIT B1
06000 CARPENTRY:
Demising wall from floor to ceiling height, wall adjoining tenant’s and common Washrooms & Corridors, to be 3-5/8” metal studs at 24” on center, 3 1/2” thick kraft faced fiberglass blanket insulation between studs, and 1 layer 5/8” drywall each side, taped and sanded for painting to ceiling height, fire sealed to ceiling height.
Interior partition walls, unless specifically noted, to be built to ceiling height constructed of 3-5/8” galvanized metal studs and runners of 25 gauge with studs at 24” on center with fire rated 5/8” gypsum board attached to each side with drywall screws. The joints and screws will be spackled and taped and finished with a sandpaper application between the two coats and as a final finish ready for painting.
Interior partial walls to various heights (5’ to 8’) will be constructed of 3-5/8” galvanized metal studs and runners of 25 gauge with studs at 24” on center with fire rated 5/8” gypsum board attached to each side with drywall screws. The joints and screws will be spackled and taped and finished with a sandpaper application between the two coats and as a final finish ready for painting Drywall finish only at top of wall – top cap as outlined below
The exterior walls of the office area will be finished to ceiling height with 1-5/8” metal stud at 24” on center with 1-1/2” batt insulation with vapor barrier set between metal studs and track and 5/8” gypsum board. The joints and screws will be spackled and taped and finished with a sandpaper application between the two coats and as a final finish ready for painting.
08000 DOORS AND WINDOWS:
Interior doors 3’-0” x 7’-0” x 1 3/4” thick, solid core, premium grade with flush, plain sliced, red oak veneer are provided. Doorframes are 18 gauge hollow metal welded frames.
Commercial/Industrial grade hardware to be provided with brushed chrome finish: Office — lever handle latchset, 3 butts, silencers, wall-mounted doorstop at handle height. Schlage cylindrical latchset or equal.
09000 FINISHES:

Base:	4” coved vinyl base at all walls. VPI or equal. Color to be selected.

Vinyl Composite Tile:	12” x 12” VCT provided in break, janitorial and server rooms unless noted otherwise. Armstrong Premium or equal. Color to be selected.

Carpet:	Bigelow “Fairfield II” or equal, non-patterned, 26 oz. loop carpet. Color to be selected.

Stain:	All interior wood doors will be sanded, stained, sealed and varnished with 2 coats of polyurethane, satin finish.

Painting:	All walls to receive 1 coat primer and 1 coat Benjamin Moore or equal latex eggshell paint (maximum of 2-color design scheme offered to Lessee).

Ceiling:	Office ceiling will be a suspended acoustical ceiling with exposed enameled white steel T’s forming 2’ X 4’ grid system (National Rolling Mills ML500 or equal) with a 2’ X 2’ look, fissured minaboard (Armstrong or equal), class “A”, non-combustible, mineral tile laying into the grid, provided throughout office area.

Blinds:	Hunter Douglas, Sunflex or equal, 1” horizontal aluminum blinds will be provided on all exterior windows to match building standard.

Laminate:	Provide plastic laminate countertops in the Break Area. All Countertops to be provided with back and side splashes and mounted on top of cabinets. Color to be selected.

Cabinetry:	Provide Merillat, Rutland II wall and base cabinets in the Break Area. Color is white per building standard.
15300 FIRE PROTECTION:
A light hazard per NFPA 13 fire protection sprinkler system is provided with chrome pendant heads dropped down from piping above ceiling in the office area.
15400 PLUMBING:
As required per Space Plan.
15600 HVAC: The office area will be provided a complete heating, ventilation and air conditioning system based on the following and according to ASHRAE and SMACNA: HVAC will be provided by the base building system with thermostats controlled by building management. Design performance conditions for office heating will be +72ˆFDB with a -10ˆF outdoor temperature. Design performance conditions for office cooling will be +75ˆFDB and 50% RH with a +95ˆFDB/+76ˆFWB outdoor temperature.
16000 ELECTRICAL: This facility will be provided with transformers, panels, branch circuits, and distribution wiring to lighting fixtures, power outlets, switches, mechanical equipment, and other voltage requirements which shall conform to NEMA.
Office lighting level to be 70-foot candles at 30” above finished floor. Light switches to be provided in each room and the minimum required for the operation of fixtures in an open area layout.
Office area will be provided with standard wall mounted electric power outlets of 120 volt — 20 ampere — 1 phase, (duplex receptacle outlets, dedicated receptacle outlets, and ground fault interruption outlets where specified), conduit with flush mounted receptacle box provided for phone/data wiring stubbed above ceiling.
Office area will be provided with tie in of, and all devices required to make the connection to the automatic fire alarm monitoring system.
TENANT WORK NOT INCLUDED:
Interior building signage or graphics
Appliances
Security system
Voice and Data cabling
Furniture or furniture systems and related connections

EXHIBIT “B”-1

LESSEE	[Signed]

LESSOR	[Signed]